UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

    CARTER VALIDUS MISSION CRITICAL REIT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dear Stockholder:

This mailing is to notify you that the Annual Meeting of Stockholders for Carter Validus Mission Critical REIT is coming up on June 28, 2013. We recently mailed you your proxy materials to cast your vote for this meeting.

Our records indicate that we have not yet received your vote.

Your vote is very important. To avoid additional solicitation for this Annual Meeting, and to remove your name from the calling list for this campaign, we ask that you please vote today.

Due to the date of the annual meeting approaching quickly, we urge that you vote via online by following the instructions on the ballot, OR you can simply call our toll free proxy voting line and speak to a live representative to cast your vote. It will only take a minute or two of your time.

Call toll free proxy voting line at 1-855-400-5950 to speak to a proxy voting representative. The voting process takes only a minute of your time, and will remove your name from the calling list for this campaign.

If you have any questions, please call the Toll Free at 1-855-400-5950.

Sincerely,

Carter Validus Mission Critical REIT.